UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2011

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

Pursuant to the terms of YRC Worldwide Inc.’s (the “Company”) previously disclosed restructuring (the “Restructuring”), the entire board of directors (the “Old Board”) were required to resign effective immediately following the closing of the Restructuring (the “Closing”). Accordingly, immediately following the Closing on July 22, 2011, Eugene I. Davis, Dennis E. Foster, Teresa Ghilarducci, Marnie S. Gordon, Beverly K. Goulet, Mark E. Holliday, John A. Lamar, William L. Trubeck and William D. Zollars resigned from the Company’s board of directors (the “Old Board Resignations”).

Departure of Officers

Pursuant to the terms of the Restructuring, William D. Zollars and William L. Trubeck resigned as Chairman of the Board, President and Chief Executive Officer and Interim Executive Vice President and Chief Financial Officer, respectively, immediately following the Closing. John A. Lamar also resigned as Chief Restructuring Officer immediately following the Closing. In connection with the Closing, the Company paid Mr. Trubeck a $150,000 success fee. Also in connection with the Closing and his resignation, the Company paid Mr. Lamar $838,667, comprised of a $500,000 success fee and $338,667 in monthly fees he would have earned through the end of his previously disclosed one-year letter agreement with the Company. Mr. Zollars retired pursuant to a letter agreement with the Company, dated September 28, 2010, a copy of which was previously filed as Exhibit 10.5 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 9, 2010, and is incorporated herein by reference.

Election of Directors

On July 21, 2011, the Old Board elected and designated Raymond Bromark, Douglas Carty, Matthew Doheny, Robert L. Friedman, James Hoffman, Michael J. Kneeland, Harry Wilson and James F. Winestock (collectively, the “New Board”) as continuing directors to fill the vacancies left by the resigning directors, effective immediately following the Old Board Resignations. Messrs. Bromark, Doheny, Friedman, Hoffman, Kneeland and Winestock were nominated by the administrative agent under the Company’s existing credit agreement and the steering committee of an informal group of unaffiliated lenders and participants under the Company’s existing credit agreement. Pursuant to the terms of Company’s Series A Voting Preferred Stock, par value $1.00 per share, issued to the International Brotherhood of Teamsters (the “IBT”) in the Restructuring, the IBT selected Messrs. Carty and Wilson as the IBT director representatives. The Company retained a professional search firm to assist a five-person committee in identifying director, chief executive offer and chief financial officer candidates. The background of the new non-executive directors is set forth immediately below.

Raymond Bromark	65

Retired Partner, PricewaterhouseCoopers LLP (accounting and consulting services) (1980 – 2006); Partner and Head of Professional, Technical, Risk and Quality Group (2000 – 2006), Global Audit Partner (1994 – 2000), Deputy Vice Chairman, Audit and Business Advisory Services (1990 – 1994), and Senior Partner (1980 – 1990), PricewaterhouseCoopers LLP; Consultant, PricewaterhouseCoopers LLP (2006 – 2007); Current Director: CA, Inc. (information technology management software and services); Tesoro Logistics GP, managing General Partner of Tesoro Logistics LP (crude oil and refined products logistics); Former Director, World Color Press Inc. (commercial printing) (2009 - 2010).

Mr. Bromark’s extensive experience in accounting, auditing, financial reporting, and compliance and regulatory matters; deep understanding of financial controls and familiarity with large public company audit clients; and experience in leadership positions at PricewaterhouseCoopers LLP will allow him to provide the Board with important knowledge of, and guidance regarding financial and accounting issues affecting us.

Douglas Carty	55

Retired Director, North America, FirstGroup America (transportation) (2007 - 2008); President and Chief Executive Officer, Laidlaw Education Services (school buses) (2006 - 2007); Executive Vice President and Chief Financial Officer, Laidlaw International Ltd. (bus transportation) (2003 - 2006); Senior Vice President and Chief Financial Officer, Atlas Air Worldwide Holdings, Inc. (global air freight) (2001 – 2003); Senior Vice President and Chief Financial Officer, Canadian Airlines Corp. (commercial airline) (1996 – 2000); Current Director: Wajax Industries Ltd. (sales, parts and service of mobile equipment, industrial components and power systems) (since May 2009); Points International Ltd. (internet-based loyalty reward program management platform) (since 2001).

Mr. Carty’s executive experience in the transportation industry, work in financial restructurings and prior board experience will allow him to provide the Board important insight into financial matters and operational issues facing the Company.

Matthew Doheny	41

President, North Country Capital LLC (private investment firm) (since 2011); Portfolio Manager, Fintech Advisory Inc. (private investment firm) (2008 – 2010); Candidate for U.S House of Representatives (2010); Managing Director, Distressed Assets Group, Deutsche Bank Securities Inc. (investment bank) (2000 – 2008).

Mr. Doheny’s financial expertise and experience as an investor in financially challenged companies will allow him to provide the Board with important insight into financial structure and financial challenges facing the Company.

Robert L. Friedman	68

Senior Managing Director, The Blackstone Group LP (investment and financial advisory firm) (since 1999); Chief Legal Officer (2003-2010) and Chief Administrative Officer (2003-2007), The Blackstone Group LP; Partner, Simpson, Thacher & Bartlett (legal services) (1975-1999); Current Director: Axis Capital Holdings Ltd. (insurance and reinsurance), Orbitz Worldwide, Inc. (travel products and services), The India Fund, Inc. (closed end mutual fund), TRW Automotive Holdings Inc. (automobile systems, components, and modules).

Mr. Friedman’s extensive experience as outside counsel to public companies and their boards of directors with respect to governance and substantive matters, his experience in financial analysis and investment analysis as a senior officer of a leading investment firm, and his experience as a current or former director of a number of public companies will allow him to provide the Board with important knowledge and insight concerning a broad array of issues that the Company may encounter.

James Hoffman	58

Retired Executive Vice President, Alliant Energy Business Development and President, Alliant Energy Resources, Alliant Energy Corporation (electric and natural gas services) (1998 – 2005); Executive Vice President, IES Industries Inc. (predecessor to Alliant Energy Corporation) (1996 – 1998); Executive Vice President, IES Utilities Inc. (1995 – 1996); Chief Information Officer (1993 – 1995) and Senior Vice President (1990 – 1993), MCI Communications (telecommunications); Executive Vice President, Telecom USA (telecommunications) (1988 - 1990). Mr. Hoffman is also the immediate past chairman of the board of the Iowa Health System, the largest health care provider in the state of Iowa.

Mr. Hoffman’s executive leadership, restructuring and other board experience will allow him to provide the Board with important insight into restructuring, financial and operational matters.

Michael J. Kneeland	57	President, Chief Executive Officer and Director, United Rentals, Inc. (equipment rental) (since 2008); Interim Chief Executive Officer (2007 –2008), Executive Vice

President and Chief Operating Officer (2007), Executive Vice President – Operations (2003 – 2007), Regional Vice President (2000 –2004) and District Manager (1998 – 2000), United Rentals, Inc.; Current Director: United Rentals, Inc. (since 2008).

Mr. Kneeland’s experience in operations, logistics, information technology, real estate, risk management, human resources and public company oversight and governance at a large, publicly-held corporation will provide the Board with valuable insight into operational and strategic issues.

Harry Wilson	39

Chairman and Chief Executive Officer, MAEVA Advisors, LLC (restructuring and turnaround advisory services) (since 2011); New York State Comptroller Candidate (2010); Senior Advisor, President’s Auto Task Force, U.S. Treasury Department (2009); Partner (promoted from Senior Analyst), Silver Point Capital L.P. (private investment firm) (2003 – 2008); Principal (promoted from Associate), The Blackstone Group (private equity firm) (1999 – 2003).

Mr. Wilson’s extensive experience in financial and operational restructurings, financial expertise, recent work with the Company, his relationship with The International Brotherhood of Teamsters and his past experience as a director on a number of corporate boards will allow him to provide the Board with important insight into and guidance regarding financial and operational issues facing the Company.

James F. Winestock	60

Retired Senior Vice President for U.S. Operations, United Parcel Service, Inc. (package delivery and freight transportation) (2004 - 2009); President and Chief Operating Officer, North Central Region (2000 – 2004), President and Chief Operating Officer, Midwest Region (1998 – 2000), and various other positions (1969 – 1998), United Parcel Service, Inc.

Mr. Winestock’s knowledge of the transportation industry gained from over 40 years of leadership experience at United Parcel Service, will allow him to provide the Board with insight on the opportunities and challenges facing the industry and guidance on operational, management, and strategic issues facing the company.

The New Board elected James L. Welch, the Company’s new chief executive officer, as a continuing director, thereby filling the last vacancy on the board of directors.

The members of the New Board will not participate in the Company’s previously disclosed director compensation plan. The New Board intends to develop and adopt a new director compensation plan in which the members of the New Board will participate.

The Company and each member of the New Board will enter into the Company’s standard form of indemnification agreement for directors and officers (a “D&O Indemnification Agreement”), a copy of which was previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on March 15, 2007 and is incorporated herein by reference.

The New Board has not yet determined the committees of the board of directors to which the new directors will be named.

Mr. Wilson is Chairman and Chief Executive Officer of MAEVA Advisors, LLC (“MAEVA”) which provided certain financial advisory services in connection with the Restructuring to the Joint Management and Labor Committee of the Company (the “JMLC”) pursuant to a letter agreement dated January 19, 2011 between the JMLC and MAEVA. The letter agreement was terminated effective immediately following the Closing except for the provisions that the New Board will consider and vote on an additional fee proposal from MAEVA for services provided to the JMLC in connection with the Restructuring and the indemnification of MAEVA against losses in connection with the services provided by MAEVA under the letter agreement. During the term of the engagement, the Company paid approximately $4.1 million to MAEVA, including a $3.0 million success fee at the Closing, plus reimbursement for reasonable and actual expenses.

Appointment of Chief Executive Officer

On July 22, 2011, the New Board appointed James L. Welch to serve as chief executive officer of the Company. In connection with the appointment, the Company entered into an employment agreement with Mr. Welch. The employment agreement provides for a four-year employment term, with an initial annualized base salary of $700,000 per year. Following stockholder approval of and completion of the merger of the Company and a wholly-owned subsidiary whereby the Company’s certificate of incorporation will be amended and restated, as contemplated by the Restructuring, stockholder approval of a new management incentive plan and stockholder approval and the effectuation of a reverse stock split of the Company’s common stock, Mr. Welch will be entitled to an initial incentive award. The initial incentive award will total 0.6% of the outstanding common stock of the Company on a fully diluted basis on the grant date, 25% of which will vest on January 1, 2013 with an additional 25% vesting on each of the second, third and fourth anniversaries of the effective date of the employment agreement, provided that Mr. Welch continues to be employed by the Company on such dates. Mr. Welch is also entitled to annual performance awards of up to 0.35% of the outstanding common stock of the Company on a fully diluted basis on the grant date upon the completion of each of the first four fiscal years which occur during the term of his employment agreement, provided that certain performance goals to be determined by the Board are satisfied. These annual performance awards will generally vest 50% upon grant with the remaining 50% vesting on the first anniversary of the grant, provided that Mr. Welch continues to be employed by the Company on such date. The employment agreement also provides for payment of a cash bonus to Mr. Welch, in an amount not to exceed $250,000 if certain performance criteria to be determined by the Board are satisfied during his first 17 months of employment. The employment agreement also entitles Mr. Welch to participate in the Company’s benefit and insurance programs available to senior executives, payment of medical and dental plan premiums, four weeks vacation, reimbursement of reasonable business expenses, an automobile allowance and relocation assistance. The employment agreement provides that any taxable compensation provided to Mr. Welch by the Company shall not exceed $1.0 million in any year commencing prior to January 1, 2013 so as to avoid any accelerated pension contributions or additional pension expense payable by the Company with respect to its single employer pension plans.

If the Company terminates Mr. Welch without cause or if Mr. Welch terminates his employment for good reason, the Company will be required to pay to Mr. Welch a severance amount equal to 150% of his annual base salary in effect at the time, payable over 18 months. Following any termination, Mr. Welch agrees not to compete with the Company for 18 months following the termination and to not solicit Company employees for 24 months following the termination. The background of Mr. Welch is provided below.

James L. Welch	57

Chief Executive Officer of YRC Worldwide Inc. (since July 2011); President and Chief Executive Officer, Dynamex Inc. (transportation and logistics services) (2008 – July 2011); Interim Chief Executive Officer, JHT Holdings (truck transportation) (2007 – 2008); President and Chief Executive Officer (2000 – 2007), and various other positions (1978 – 2000), Yellow Transportation (subsidiary of the Company); Current Director: SkyWest Inc. (regional airline) (since 2007), Former Director: Dynamex Inc, Spirit Aero Systems Holdings Inc. (commercial airplane assemblies and components), and Roadrunner Transportation (transportation and logistics services).

Mr. Welch’s executive experience in the transportation industry and almost 30-years of prior experience with the Company will allow him to provide the Board and management with important perspective on the Company and its opportunities, challenges and operations.

As a former employee of the Company, Mr. Welch participated in the Company’s Yellow Pension Plan. The Company froze benefit accruals on and after July 1, 2008 under this plan. The Company and Mr. Welch will enter into a D&O Indemnification Agreement.

Appointment of Interim Chief Financial Officer

On July 22, 2011, the New Board approved Jamie G. Pierson to serve as interim chief financial officer of the Company, beginning on the day following the date on which the Company files its Form 10-Q for the second quarter of 2011 (which is expected to be on or prior to August 9, 2011). Mr. Pierson has been working with the Company since early 2009 and has been instrumental in the Company’s Restructuring. It is anticipated that Mr. Pierson will be interim chief financial officer until the board of directors and Mr. Welch, the newly appointed chief executive officer, find a permanent replacement.

In connection with the appointment, the Company entered into a letter agreement (the “Letter Agreement”) with Alvarez & Marsal North America, LLC (“A&M”) that replaced a February 2011 letter agreement between the Company and A&M. During 2011, the Company paid A&M approximately $3.7 million for the services of Mr. Pierson and the other personnel pursuant to the February 2011 letter agreement. Pursuant to the Letter Agreement, Mr. Pierson will serve as interim chief financial officer and additional A&M engagement personnel will provide services as set forth in the Letter Agreement. Mr. Pierson and the other engagement personnel agreed to, among other things, assist our chief executive officer in performing a financial review of the Company, develop additional business plans and alternatives for maximizing the enterprise value of the Company, and identify and implement possible cost reduction and operations improvement opportunities. Mr. Pierson and the other engagement personnel will report directly to the Company’s board of directors and the chief executive officer, or such other officers as directed by the board of directors.

The Company agreed to pay A&M between $225.00 to $775.00 per hour with respect to the services provided by Mr. Pierson and the other engagement personnel. The Company will pay A&M $650.00 per hour for Mr. Pierson’s services. Mr. Pierson and the other engagement personnel are independently compensated pursuant to arrangements with A&M, over which the Company has no control, and they will not receive any compensation directly from the Company or participate in any of the Company’s employee benefits. In addition, the Company agreed to pay A&M for reasonable out-of-pocket expenses. The Letter Agreement may be terminated by either party by giving 15 days written notice.

Pursuant to the terms of the Letter Agreement, the Company is required to indemnify Mr. Pierson to the same extent as the most favorable indemnification it extends to its officers and directors. The Company is also required to cover Mr. Pierson as an officer under its existing director and officer insurance policy and maintain such insurance for at least six years after the termination of the Letter Agreement. The Company has also agreed to indemnify A&M from all liabilities related to A&M’s services under the Letter Agreement, unless such liabilities resulted primarily from A&M’s gross negligence or willful misconduct.

The background of Mr. Pierson is provided below.

Jamie G. Pierson	41

Interim Chief Financial Officer of YRC Worldwide Inc. (beginning August 2011); Managing Director, Alvarez & Marsal North America, LLC (2008 – present); Vice President – Corporate Development and Integration, Greatwide Logistics Services, Inc. (transportation and logistics) (2007 – 2008); Director, FTI Capital Advisors, LLC (investment bank) (2002 – 2007); Vice President, FTI Consulting, Inc. (2001 – 2002); Vice President, Stonegate Securities, Inc. (investment bank) (2000 – 2001); Associate, Houlihan Lokey Howard & Zukin (investment bank) (1997 – 2000).

Mr. Pierson’s experience in financial restructuring, consulting and corporate development, together with his knowledge of the Company and industry, will allow him to provide the Board and management with important insights and assist in strategic planning.

Other Executive Compensatory Arrangements

On July 22, 2011, James G. Kissinger, the Company’s executive vice president and chief administrative officer, was paid a success fee of $150,000 in connection with the Closing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “would,” “anticipate,” “expect,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. The Company’s future results could differ materially from any results projected in such forward-looking statements because of a number of factors, including (among others), the effect of the restructuring, the Company’s ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about the Company’s ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: July 25, 2011	By:	/s/ Jeff P. Bennett
Jeff P. Bennett
Vice President - Legal, Interim General Counsel and
Secretary